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CUSIP No. 92231M109                                            Page 1 of 4 Pages
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                                    EXHIBIT B

                            VOTING TRUST CERTIFICATE



               THIS VASCULAR VOTING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



NO. V-
      ------



         This certifies that the undersigned Trustee has received certificates representing __________ shares of Common Stock, par value $.001 per share (the "Shares"), of Vascular Solutions Inc. (the "Corporation") from Stephens Vascular Preferred, LLC (hereinafter referred to as the "Holder"), duly endorsed in blank or to the undersigned Trustee on the following terms and conditions pursuant to the Vascular Voting Trust Agreement, dated July 14, 2000 (the "Voting Trust Agreement") among the Trustee, Stephens Vascular Preferred, LLC, Stephens Vascular Options, LLC, Stephens Investment Partners III, LLC, and additional parties who may become parties thereto.

         Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Voting Trust Agreement.

                                  VOTING RIGHTS

         The undersigned Trustee during the term of the Voting Trust Agreement is the owner of the Shares for all purposes relating to the Voting Trust Agreement and in all matters of the Corporation for which the shares may be voted. The Trustee shall exercise voting rights in respect of the Shares as provided in the Voting Trust Agreement. No voting rights of the shares of the Corporation are granted by this Certificate and only those rights provided to the holders of Voting Trust Certificates in the Voting Trust Agreement are represented by this Certificate.

                           DIVIDENDS AND DISTRIBUTIONS

         The Holder shall be entitled to receive, subject to the limitations set forth in the Voting Trust Agreement, all dividends and other distributions of the Corporation received by the undersigned Trustee in respect of the Shares, except that the Trustee shall receive and hold any stock dividends pursuant to the terms of the Voting Trust Agreement.






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CUSIP No. 92231M109                                            Page 2 of 4 Pages
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                                   TERMINATION

         This Agreement and the Voting Trust and transfer restrictions created hereby shall terminate upon the earlier to occur of: (i) the expiration of ten
(10) years from the date hereof; (ii) the sale or transfer of all of the Stock in accordance with the Voting Trust Agreement; (iii) delivery to the Trustee of a certificate of Stephens Inc., in form and substance satisfactory to the Trustee, that Stephens Inc. no longer engages in market-making activities and other principal transactions in the Common Stock of the Corporation and will not so engage until it has received a written opinion of nationally recognized securities counsel that Stephens Inc. will not be deemed an "affiliate" of the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iv) delivery to the Trustee of a certificate of Stephens Inc., in form and substance satisfactory to the Trustee, that a shelf registration statement for the Corporation registering the market-making activities and other principal transactions of Stephens Inc. has been filed with and declared effective by the U.S. Securities and Exchange Commission and that Stephens Inc. undertakes to deliver a prospectus with the confirmation of each sale by it as principal; or
(v) delivery to the Trustee of a written opinion of nationally recognized securities counsel, in form and substance satisfactory to Stephens Inc. and the Trustee, that after giving effect to termination of the Voting Trust, Stephens Inc. will not be deemed an "affiliate" of the Corporation under the Securities Act or the Exchange Act.

                            TRANSFER OF CERTIFICATES



         This Certificate shall not be transferable.



         DATED, the     day of               , 2000.
                   ----        --------------


                                              JAMES SOMMERS



                                              --------------------------------
                                                as VOTING TRUSTEE


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CUSIP No. 92231M109                                           Page 3 of 4 Pages
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                                    EXHIBIT C



                                     CONSENT



         The undersigned, ___________________________, being a holder or transferee of ___________ shares (the "Shares") of common stock par value $.001 per share, of Vascular Solutions Inc. (the "Common Stock") hereby (i) agrees to become a party to the Vascular Voting Trust Agreement dated as of July 14, 2000 (the "Voting Trust Agreement") relating to the Common Stock, (ii) agrees to be bound by all the provisions thereof as if the undersigned were an original party thereto, and (iii) agrees to surrender the certificates representing the Shares to the Trustee under the Voting Trust Agreement in exchange for a Voting Trust Certificate as provided in the Agreement.


         Dated:
               --------------------           ---------------------------------

                                              By:
                                                 ------------------------------

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CUSIP No. 92231M109                                           Page 4 of 4 Pages
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                                AGREEMENT TO FILE
                               JOINT SCHEDULE 13D



         The undersigned, being record owners or "beneficial owners" of the common stock of Vascular Solutions, Inc. ("Common Stock), hereby agree to file jointly a Schedule 13D with respect to their respective holdings of the Common Stock and to include this agreement as an exhibit to such Schedule 13D.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this agreement as of the 27th day of July, 2000.

                                           Vascular Voting Trust

                                           By: /s/ JAMES SOMMERS
                                              -------------------------------
                                              James Sommers, Voting Trustee


                                           Stephens Group, Inc.

                                           By: /s/ WARREN A. STEPHENS
                                              -------------------------------
                                              Warren A. Stephens, President


                                           Stephens Vascular Preferred, LLC

                                           By: Stephens Group, Inc., sole
                                               Manager

                                               By: /s/ WARREN A. STEPHENS
                                                  -----------------------------
                                                  Warren A. Stephens, Manager

                                           Stephens Vascular Options, LLC

                                           By: Stephens Group, Inc., sole
                                               Manager

                                               By: /s/ WARREN A. STEPHENS
                                                  -----------------------------
                                                  Warren A. Stephens, President


                                           Stephens Investment Partners III LLC


                                           By: /s/ WARREN A. STEPHENS
                                              -------------------------------
                                              Warren A. Stephens, President

                                           By: /s/ WILTON R. STEPHENS, JR.
                                              -------------------------------
                                              Wilton R. Stephens, Jr., Manager

                                           By: /s/ JON E.M. JACOBY, JR.
                                              -------------------------------
                                              Jon E.M. Jacoby, Jr., Manager

                                           By: /s/ CURTIS F. BRADBURY, JR.
                                              -------------------------------
                                              Curtis F. Bradbury, Jr., Manager

                                           By: /s/ DOUGLAS H. MARTIN
                                              -------------------------------
                                              Douglas H. Martin, Manager